                                                                   Exhibit 10.14

                               AMENDMENT TO LEASE
                                     BETWEEN
                             MOULTON REALTY COMPANY
                                       AND
                         VIRUS RESEARCH INSTITUTE, INC.

      The lease ("Lease") dated December 9, 1991 between Michael J. Spinelli, Trustee of M.R.C. Realty Trust; Carol A. Hickey; Peter A. Spinelli, General Partner; and Spinelli Family Associates all doing business as Moulton Realty Company, as Landlord and Lessor, and Virus Research Institute, Inc., as Tenant and Lessee, demising the premises located at 61 Moulton Street, Cambridge, notice of which is recorded in the Middlesex South Registry of Deeds in Book 21695, Page 407, is hereby amended as follows:

      1. The number of parking spaces demised to Tenant for its exclusive use is to be increased from 30 spaces to 43 spaces, effective December 1,1996. The parking spaces demised to the Tenant effective December 1, 1996 are shown on the new Schedule A annexed hereto, which the parties agree will substitute for the current Schedule A to the Lease, effective December 1, 1996.

      2. The parties acknowledge that Tenant has exercised validly and effectively its right and option to extend the term of the Lease, as set forth in Article III(b) of the Lease, and that the term of the Lease now expires on November 30, 2001; provided however, that the base rent due during the five (5) year period commencing on December 1, 1996 to November 30, 2001 shall be $293,700.00 per year in monthly installments of $24,475.00.

      3. Article III(b) of the Lease is amended to read as follows:

      OPTION

            "OPTION The Landlord hereby grants to the Tenant and its successors and assigns the right and option to extend the term of the Lease for a five-year period commencing on December 1, 2001 and ending an November 30, 2006, in accordance with the following terms and conditions:

            If this Lease shall be in full force and effect at the expiration of the first extension term on November 30, 2001, then the Tenant shall have the right to extend this Lease for an additional period of five (5) years, beginning on December 1, 2001 and expiring November 30, 2006, as hereinafter set forth, providing that the Tenant shall give written notice to the Landlord at least six (6) months prior to expiration of said first extension term of this Lease of its election to exercise the aforesaid option. If the aforesaid option is exercised, the terms of this Lease shall be the same, except that the base rent hereunder shall be adjusted to equal the fair market rental of the demised premises, but in no event less than the base rent due in the fifth year of the first extension term of the Lease. If the parties are unable to agree on the fair market rental then each shall appoint an arbitrator who shall be a licensed real estate broker or appraiser. If the two arbitrators are unable to agree on a fair market rental then the two arbitrators shall appoint a third arbitrator and a decision of the majority of the arbitrators shall be binding. In computing fair market rental for the purposes of this section, any portion of the Building which on September 1, 1996 is used and improved as office space and subsequently is converted to laboratory or similar use will, notwithstanding any such conversion, be treated and valued as office space in the condition it was in immediately prior to its conversion to laboratory or similar use. Both landlord and Tenant shall have the right, prior to conversion, to photograph or otherwise document and memorialize the condition of any office space intended to be converted to laboratory or similar use."

      4. Landlord agrees to defend, indemnify and hold harmless Tenant, its officers, employees, agents, successors, and assigns (the "Indemnitees"), against and in respect of, any and all reasonable damages, losses, liabilities, expenses, costs, claims, actions, suits, proceedings, assessments, orders, judgments, fines, and penalties (including without limitation, reasonable legal, accounting, consulting, engineering, and other expenses), which may be incurred by any of the Indemnitees, or imposed upon or asserted against any of the indemnitees by any other party or parties (including, without limitation, a governmental entity), arising out of, in connection with, or relating to the subject matter of (a) any actual violation (or any alleged violation which appears to have a legitimate basis in fact) of any environmental or health and safety-related law, regulation, rule, ordinance or by-law, whether at the federal, state or local level, with respect to the demised premises or any facility or improvement or any operation or activity thereon, occurring or existing as of and/or prior to December 1, 1991, even if not discovered until after such date; or (b) the actual presence (or the alleged presence which appears to have a legitimate basis in fact) of any Hazardous Material, as defined below, on, in, under, adjacent to, or affecting the premises, occurring or existing as of and/or prior to December 1, 1991, even if not discovered until after such date. For purposes of this provision, "Hazardous Material" shall mean any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum, or petroleum product, as defined in or pursuant in the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, the Massachusetts Hazardous Waste Management Act, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, or any other federal, state, or local environmental law, regulation, ordinance, rule, or by-law.

      Except as expressly amended by this Amendment, the Lease dated December 9, 1991 continues unmodified and in full force and effect.

      Signed and sealed this ___ day of October, 1996.


                                    MOULTON REALTY COMPANY


                                    /s/ Michael J. Spinelli
                                    -----------------------------
                                    Michael J. Spinelli
                                    Trustee of M.R.C. Realty Trust


                                    /s/ Carol A. Hickey
                                    -----------------------------
                                    Carol A. Hickey


                                    /s/ Peter A. Spinelli
                                    -----------------------------
                                    Peter A. Spinelli, General Partner
                                    Spinelli Family Associates

                                    VIRUS RESEARCH INSTITUTE, INC.

                                    By: /s/ [Illegible]
                                        -------------------------

                                      LEASE
                                     between
                             MOULTON REALTY COMPANY
                                       and
                         VIRUS RESEARCH INSTITUTE, INC.

THIS INDENTURE OF LEASE, made as of this 9th day of December, 1991, between MICHAEL J. SPINELLI, TRUSTEE OF M.R.C. REALTY TRUST, CAROL A. HICKEY, PETER A. SPINELLI, GENERAL PARTNER, SPINELLI FAMILY ASSOCIATES all doing business as MOULTON REALTY COMPANY having a principal place of business at 25 Moulton Street, Cambridge, County of Middlesex, Massachusetts, 02139, (hereinafter called the "Landlord"), and VIRUS RESEARCH INSTITUTE, INC. a corporation duly organized by law and having an usual place of business in Cambridge, in the County of Middlesex, Massachusetts (hereinafter called the "Tenant")

                              W I T N E S S E T H:

I. (a) The Landlord hereby leases to the Tenant the entire premises located at 61 Moulton Street, Cambridge, Middlesex County, Massachusetts which Leasehold is the existing Building shown on plan annexed hereto as Schedule A, said Building contains 17,800 square feet, together with parking shown on said plan.

            (b) The premises described herein may be used for the purpose of conducting a research laboratory and uses incidental thereto, including sales, service, and manufacture of Tenant's products, general office use, as well as any other use authorized under applicable zoning laws and ordinances in connection with its business. The Landlord's knowledge and belief is that there are no restrictions in the title to the premises which should prevent the intended use by the Tenant.

            (c) Located on the premises are approximately thirty (30) parking spaces intended for the exclusive use of the Tenant more particularly described in Schedule A.

            (d) The Tenant shall have the right of unobstructed access to the premises by motor vehicle and otherwise for use in connection with its business, including unobstructed access to the use of the truck dock, driveway and parking areas, and Tenant may install a movable trash disposal unit outside the building at a location agreed to by both parties. the premises are however subject to a right-of-way as shown on Schedule A.

      II. The initial term of this Lease shall be for a period of five (5) years, commencing December 1, 1991, as hereafter defined.

      III. (a) During the term of this Lease, the Tenant shall pay as base rent to the Landlord at the Landlord's address first written above, or such other place as the Landlord, by notice in writing to the Tenant, as follows:

                  (i) During the first year of the term, the sum of $135,000.00, payable in monthly installments of $11,250.00 per month, due on the first of each month;

                  (ii) During the second year of the term, the sum of $190,000.00, payable in monthly installments of $15,833.33 per month, due on the first of each month;

                  (iii) During the third year of the term, the sum of $210,000.00, payable in monthly installments of $17,500.00 per month, due on the first of each month; and

                  (iv) During the fourth and fifth year of the term, the sum of $270,000.00, payable in monthly installments of $22,500.00 per month, due on the first of the each month.

            (b) OPTION. If this Lease shall be in full force and effect at the expiration of the initial term, then the LESSEE shall have the right to extend this Lease for an additional period of five (5) years, as hereinafter set forth, providing that the LESSEE shall give written notice to the Landlord at least six
(6) months prior to expiration of the original term of this Lease of its election to exercise the aforesaid option. If the aforesaid option is exercised, the terms of this Lease shall be the same, except that the rent hereunder shall be adjusted to equal the fair market rental of the demised premises, but in no event less than the fifth year of the original Lease term. If the parties are unable to agree on the fair market rental then each shall appoint an arbitrator who shall be a licensed real estate broker or appraiser. If the two arbitrators are unable to agree on a fair market rental then the two arbitrators shall appoint a third arbitrator and a decision of the majority of the arbitrators shall be binding. However, in the event that the fair market rental is not determined within sixty (60) days of the election to exercise the option, then the said option shall thereupon terminate

            (c) The Landlord shall promptly pay and discharge all real estate taxes and betterment assessments levied or assessed upon the premises during the term of the Lease, except that the Landlord may elect to have such betterment assessments payable over the longest period permitted by law.

            (d) The Tenant shall pay as additional rent to Landlord, 100% of the real estate taxes levied against the premises. The Tenant shall make payment within thirty (30) days after receiving a copy of the paid tax bill together with appropriate proof of payment, prorated on a 365-day year per diem basis for any partial calendar year during the term of the Lease. Landlord represents and warrants to Tenant that as of the date of this Lease, the premises are assessed and maintained as a single and separate tax parcel or lot by the City of Cambridge. Throughout the term of this Lease, Landlord shall cause the premises to be assessed and maintained as such a separate tax parcel or lot so that bills for real estate taxes shall issue solely with respect to real estate taxes applicable to the premises.

            (e) The Landlord shall promptly pay and discharge all real estate taxes and betterment assessments levied or assessed upon the premises during the term of the Lease, except that the Landlord may elect to have such betterment assessments payable over the longest period permitted by law. Tenant shall not be required to pay any portion of any increases in said taxes which are attributable to an increase in the assessed valuation of the land or buildings, of which the demised premises are a part, arising out of improvements (including new construction) made to premises or adjacent Landlord land or buildings unless such improvements are made by Tenant during the term of the Lease.

            (f) If any abatement refund or rebate shall be received for any tax year, an appropriate adjustment shall thereafter be made in the amount paid by the Tenant. If Landlord undertakes such abatement process, the cost of such proceedings, and of any appeal therefrom, shall be charged first against any abatement received, and the net proceeds credited to the Tenant.

      IV. (a) On or after the effective Commencement Date of the Lease, the Tenant shall have the right and may install at its own expense alterations to the interior of the building as may be reasonably desirable or necessary for the conduct of its business. Such work shall be done in a good and workmanlike manner, after submission of plans and specifications to the Landlord for approval in writing, which approval shall not be unreasonably withheld or delayed. At the time of the approval of the Landlord, the parties shall determine whether or not said improvements shall be considered as an integral part of Landlord's building and become part of Landlord's property, whereupon Tenant shall have no obligation to remove same upon termination of this Lease.

            (b) Promptly following the Commencement Date, Tenant shall perform the following work with the premises: all working electrical outlets, a fresh coat of paint to all wall surfaces in this space, 26 new gas and vacuum lines to the benches in the main laboratory and tissue culture facility (the "Work"). Such work shall be done by contractor(s) selected by Tenant, subject to Landlord's reasonable approval. As a Tenant allowance (the "Allowance"), Landlord will reimburse Tenant for up to $16,000.00 of all reasonable documented costs incurred by Tenant in connection with the Work, by giving Tenant a rental credit or paying Tenant the amount of the Allowance promptly after substantial completion of the Work.

      V. The Landlord agrees that during said term and so long as Tenant's occupancy continues:

            (a) to be responsible for keeping the buildings presently on the premises structurally sound and, without limiting the generality of the foregoing, the Landlord will keep the roof and outside walls weather and watertight and free from leaks and make all structural repairs and replacements reasonably necessary to the Tenant's occupancy of the building and to its foundation, roof, structural parts and utility connections from exterior wall to street; and

            (b) to maintain parking lot and driveways.

            (c) to be responsible for delivering the premises to

Tenant in good order, condition and repair at the commencement of the term.

            (d) To the Landlord's best knowledge all activities at the premises by Landlord and prior tenants and occupants thereof have been undertaken in full compliance with all applicable environmental and hazardous substance laws.

            (e) Landlord has disclosed to Tenant all threatened or pending litigation or administrative actions relating to the use or disposal of hazardous substances at the premises.

            (f) Landlord has delivered to Tenant true and complete copies of all reports, analyses, studies and other written materials which are in the possession, custody or control of Landlord concerning the presence or possible presence of hazardous substances at the premises.

            (g) To the Landlord's best knowledge there are no underground storage tanks at the premises.

            (h) To the Landlord's best knowledge there are no transformers, capacitors, switches, or other equipment at the premises which contain PCBs.

            (i) Landlord shall indemnify, defend and save harmless Tenant, its officers, directors, employees, contractors, servants and agents, from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation reasonable attorney's fees, consultant's fees, litigation costs, and cleanup costs, asserted against or incurred by Tenant, its officers, directors, employees, contractors, servants and agents at any time and from time to time by reason or arising out of the presence of any hazardous substances at the premises caused by the Landlord, its servants, agents or employees.

             (j) The Landlord represents that there is handicap access to the building from the street and handicap bathroom facilities. In the event that either Federal or State law requires that an elevator be installed on the premises then the parties agree that the cost for installation for said elevator will be born equally by said parties.

      VI. Tenant agrees during said term and so long as Tenant's occupancy continues:

            (a) to be responsible for all maintenance and repairs of the heating system, plumbing system, electrical system, central air conditioning system (if any), interior mains and conduits for utilities, stairways and stairwells. Landlord will repair, as required, all of above prior to Commencement date and warrants that the existing systems and utilities will be in good repair and working order on such date.

            (b) to pay when due all charges by public authority or utility for heat, water, electricity, telephone, gas and other services rendered to the premises;

            (c) to remove promptly snow, ice and foreign substances from the stairs, parking lot areas designated for Tenant's use, and to maintain landscaping adjacent to the within Leasehold;

            (d) will be responsible for replacing any glass which may be damaged or broken with glass of the same quality;

            (e) to save the Landlord harmless from all loss and damage occasioned by any nuisance made or suffered on the premises caused by the omission, fault, negligence, or other misconduct of the Tenant as well as from any claim or damage arising from neglect in not removing snow and ice from stairs or parking lots assigned for Tenant's exclusive use on the premises, and from any other injury, loss or damage to any person or property on said premises caused by the omission, fault, negligence or other misconduct of the Tenant; provided, however, that the above obligations do not apply when the injury or damage was caused or contributed to by the negligent acts or omissions of the Landlord, its agents, employees or contractors.

            (f) Tenant will not generate, store, dispose of, or otherwise handle any hazardous substances on the premises in violation of any applicable environmental or hazardous substance law.

            (g) Tenant will promptly inform Landlord of any environmental releases of hazardous substances that are reportable to governmental authorities under applicable environmental or hazardous substances laws. Tenant covenants and agrees that no asbestos, asbestos-containing materials, or PCB compounds will be used in the development of, or any alteration or additions to, any portion of the premises.

            (h) Tenant shall indemnify, defend and save harmless

Landlord, its officers, directors, employees, contractors, servants and agents, from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation reasonable attorney's fees, consultants' fees, litigation costs, and cleanup costs, asserted against or incurred by Landlord, its officers, directors, employees, contractors, servants and agents at any time and from time to time resulting from the presence of any hazardous substances on the premises during the term of this Lease arising after Tenant's taking possession of the premises and resulting solely from (i) the action or inaction of the Tenant, its officers, directors, employees, contractors, servants and agents, or (ii) Tenant's generation, storage, treatment, handling, transportation, disposal or release of any hazardous substance at or near the premises, or (iii) the violation of any applicable law governing hazardous substances by tenant, its officers, directors, employees, contractors, servants or agents. the indemnities and duties to defend set forth in this Paragraph shall survive the termination of this Lease. Parties agree to undertake to update the previous 21E Report to establish that the presence of any hazardous waste is within the acceptable limits determined by the Commonwealth of Massachusetts. If as a result of said updated study any remedial action is required by the Commonwealth of Massachusetts, said work will be taken at the expense of the prior Tenant and/or Landlord.

            (i) not to overload or deface the premises or the building or commit or suffer any strip or waste thereon, and not to conduct any trade or occupation or to make any use of the premises or to do any act or thing thereon or in the buildings that shall create a nuisance or be contrary to any law of the Commonwealth of Massachusetts or ordinance or by-law for the time being in force in the City of Cambridge, or which shall be injurious to any person or property, or that shall make void or voidable any fire insurance thereon or on the buildings, but proper conduct of Tenant's business shall not be deemed a violation of this covenant; nor make any alterations, additions or improvements without the consent of the Landlord, providing however, the Landlord may set forth in its consent conditions or criteria to be complied with by the Lessee;

            (j) not to assign this lease or to make any sublease for the whole or any part of the demised premises without the prior written approval of the Landlord which approval shall not be unreasonably withheld or delayed. In the event of any assignment or sublease of the demises premises, any and all rents payable under such assignment or sublease shall be payable directly to the Landlord as payment toward the rent and other sums do hereunder; provided, however, that if the rents and other sums payable or such sub-lease shall exceed those rents and other sums due hereunder, then the Landlord shall be entitled to retain such overage. For purposes of calculating any excess rent or other consideration payable by Tenant to Landlord in connection with any subletting or assignment, tenant shall be entitled to

"net out" (i.e., retain) the value of any improvements to the premises made by Tenant at its expense allocable over the remaining term of the Lease. If any consideration is paid to the Lessee hereunder for any assignment or sublease, such consideration shall be paid to the Lessor hereunder. Notwithstanding anything in this Paragraph to the contrary, the prior approval of the of the Landlord shall not be required for the assignment of the Lease to any corporation or business entity into or with which the Tenant is merged or consolidated or to which substantially all of the Tenant's assets or corporate stock are transferred provided that in any of such events (i) following any such transfer Tenant has, (or in the case of a merger or consolidation the successor to Tenant has) a creditworthiness adequate to meet its obligations hereunder;
(ii) proof reasonably satisfactory to Landlord of such creditworthiness shall have been delivered to Landlord prior to the effective date of any such transfer or transaction; and (iii) in the case of a merger or consolidation, the successor agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

            (k) to permit the Landlord or its agents to examine said premises at reasonable times, subject to reasonable notice and Tenant's reasonable security precaution and subject to applicable governmental regulations, if any, and during the six months prior to the expiration of said term to show said premises to prospective purchasers and tenants, and keep affixed in suitable places, not obstructing the Tenant's signs or displays, notices for letting or selling; and

            (l) at the expiration or earlier termination of said term promptly to remove Tenant's personal property, and, if the Landlord reasonably so requests or the Tenant so elects, to remove any movable trade fixtures or Tenant installed equipment; to repair any damage caused by such removal; and, to peaceably yield up said premises clean and neat and in repair as aforesaid, damage by reasonable wear and tear and damage by fire and casualties only excepted. Any such personal property, fixtures or equipment not so removed shall at the expiration of thirty (30) days from such expiration or termination and ten (10) days notice to Tenant become the property of the Landlord.

      VII. (a) In case of taking by eminent domain of ten (10%) percent or more of the total floor area of the building or buildings at the time on the premises the Tenant may by notice to the Landlord within thirty (30) days thereafter terminate this Lease as of the date when the Tenant is required to vacate the portions taken. In case of taking by eminent domain of said premises or any portion thereof, if this Lease is not so terminated, the Landlord shall repair or rebuild any building presently on said premises so as to restore the same or what may remain thereof in case of partial taking, as nearly as possible to its condition prior to the taking, the work to be commenced within four (4) weeks after the date when the Tenant is required to vacate the portions taken and to be completed with due diligence, except for delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, or any other cause beyond Landlord's control. The Landlord reserves and excepts all rights to damages to said premises and buildings and the leasehold hereby created accruing in case of taking or act of public or other authority, and the Tenant hereby grants to the Landlord all of the Tenant's rights to such damages and agrees to deliver such further instruments of assignment thereof as the Landlord from time to time may reasonably request. Tenant, however, reserves its rights to damages for trade fixtures and relocation expenses. The Landlord shall, however, pay to the Tenant from such damages when received the amounts, if any, by which the same were increased by reason of inclusion therein of any award for fixtures and equipment which Tenant is entitled to remove.

      During such repair or rebuilding, a just proportion of the rent shall be abated until what remains of the premises shall have been restored to proper condition for use and occupation and thereafter a just proportion of the rent according to the nature and extent of the taking shall be permanently abated. The Landlord and Tenant hereby agree that if they are unable to agree upon the amount of reduction in rent because of such taking, a board of three appraisers shall be appointed, one by each party and the third by the two so chosen and the findings of such board of appraisers shall bind each party. The expense of such appraisal, including counsel fees, shall be shared equally by each party.

            (b) In case said building is damaged by fire or other casualty or action of public authority in consequence thereof or incidents of war, earthquake, action of the elements, explosion or otherwise, the Tenant shall promptly notify the Landlord. If the premises are so badly damaged that they cannot be restored and made tenantable by the exercise of reasonable diligence within ninety (90) days after the commencement of work, or if they are damaged to the extent of twenty-five (25%) percent or more of the insurable value, then the Tenant may terminate this Lease upon ten (10) days' notice in writing given to the Landlord within thirty (30) days after such damage occurs or, at Tenant's option, thirty (30) days after advice from Landlord regarding cost and time of repair, whereupon the Tenant shall surrender the premises, and the Landlord, if the Tenant is not at the time in default hereunder, shall refund to the Tenant any unearned rent paid in advance by the Tenant, calculated from the date of the damage. If the Lease is not so terminated or if the premises are damaged to a lesser extent, the Landlord will repair the damaged premises and the buildings thereon as nearly as reasonably possible to its or their condition prior to such damage, the work to be commenced within thirty (30) days and completed with due diligence, except for delays due to governmental regulation or unusual scarcity of or inability to obtain labor or materials, and thereupon shall be entitled, to the extent of the cost of repairs, to the proceeds of any insurance against such damage. In case the premises or the buildings thereon are rendered untenantable by such damage, a just proportion of the rent hereinbefore reserved according to the nature and extent of the injury shall be abated until the repair or rebuilding is completed, and the premises shall have been put in proper condition for use and occupation. The Landlord and Tenant hereby agree that if they are unable to agree upon the amount of reduction in rent because of such damage a board of three appraisers shall be appointed, one by each party and the third by the two so chosen, and the findings of such board of appraisers shall bind each party. The expense of such appraisal shall be shared equally by each party.

      Notwithstanding the foregoing provisions of this Lease, if the premises shall be substantially damaged by fire or other casualty or action of public authority in consequence thereof or incidents of war, earthquake, action of the elements, explosion or otherwise, within twelve (12) months of the expiration of the term or any extension hereof, either party may terminate this Lease as of the date of such damage, by written notice to the other within ten (10) days of the occurrence of such damage, except that if, prior to or within thirty (30) days after such damage during the original term of this Lease the Tenant, having the right do so, shall have elected to extend, pursuant to paragraph IV above, the provisions of this paragraph shall not apply.

      VIII. The Landlord and Tenant hereby further agree that:

            (a) if any sum or sums due as rent as herein provided shall be unpaid when due and shall remain unpaid for a period of ten (10) days after notice in writing of such default has been given by the Landlord to the Tenant; provided, however, if the Landlord has on three (3) separate occasions during the term of the Lease been required to give Tenant such written notice of failure to pay rent and is thereafter again required to give such notice to Tenant, then Tenant shall be given no further opportunity to cure such default and this Lease shall immediately terminate and Landlord may thereafter enter in and upon said Leasehold and repossess the same; or

            (b) if the Tenant or Landlord shall violate or be in default in its observance or performance of any covenant, condition and agreement herein contained other than default in the payment of rent, and shall have failed to remedy such violation or default within thirty (30) days after notice in writing of such breach or default has been given by one to the other (or, if the nature of such breach or default is such that it cannot be remedied within such thirty
(30) day period, if the defaulting party has failed to commence remedial action within said thirty (30) days and thereafter continued such action with due diligence); or

            (c) if the estate hereby created shall be taken on execution or by other process of law in any action against the Tenant; or

            (d) if the Tenant shall be declared a bankrupt or insolvent according to law (or if the Tenant makes any assignment for the benefit of creditors); or

            (e) if a receiver shall be appointed of the Tenant's property and not be removed within sixty (60) days; then, and in any such case
(notwithstanding any license of any former breach or waiver of the benefit hereof or consent in a former instance):

      Then the non-defaulting party, may, as applicable, at its option, terminate this Lease or, as the case may be, the Landlord shall have the right thereafter, while Tenant's default continues, to enter into and upon the premises or any part thereof in the name of the whole, and repossess the same as of its former estate (after notice and in accordance with applicable law), and expel the Tenant and those claiming through or under it and remove its or their effects without being deemed guilty of any manner of trespass, without prejudice to any other remedies, and thereupon this Lease shall terminate.

      In case of such termination or termination by legal proceeding by Landlord for default, the Tenant will pay to the Landlord sums equal to the rent reserved hereunder (as hereinabove defined) at the same time and in the same installments as herein provided, or if the premises hereby demised shall have been relet, for which the Landlord will use its reasonable efforts to accomplish, sums equal to the excess of said rent reserved hereunder over the sums actually received by the Landlord, except that there shall be first credited against the obligations of Tenant under this subdivision any sum actually paid by Tenant to Landlord.

      If the Tenant or Landlord shall default under provision VIII(b) above, the Landlord or Tenant, as applicable, without being under any obligation to do so and without thereby waiving such default or any of its other remedies hereunder, at its sole option, may remedy such default for the account and at the expense of the Tenant or Landlord, as applicable. Any such sums shall be paid to the Landlord by the Tenant as additional rent, or in the event of Tenant payments to cure a Landlord default, the Tenant may deduct same from rental due and owing by way of set-off to the extent of such payments.

      IX. Tenant shall be responsible, with respect to the demised premises of which the within Leasehold is a part for the cost of:

            (a) comprehensive general liability insurance covering all Tenant's general liability obligations under this lease, with limits of $3,000,000/$5,000,000 on personal injury or death and limits of $500,000.00 on property damage in a company qualified to do business in Massachusetts, insuring Landlord as well as Tenant against injury to persons or property.

            (b) insurance upon the premises against fire and loss or damage by other risks embraced by Extended Coverage Endorsement, so called, naming Landlord as insured, in an amount equal to the full insurable value of the premises with insurance companies authorized to do business in Massachusetts. Such policies may contain an eighty (80%) percent co-insurance clause.

            (c) Landlord shall be named in all insurance policies.

            (d) The cost of said insurance shall be paid by the Tenant within ten (10) days after presentation of bill from Landlord to Tenant setting forth the cost of the aforesaid insurance, whether such insurance shall be paid annually or in monthly installments.

            (e) Each of the parties hereto hereby waives any and all rights of recovery against the other or against any other tenant or occupant of the building, or against the officers, employees, agents, representatives, customers and business visitors of such other party of such other tenant or occupant of the building, for loss of or damage to such waiving party of its property or the property of others under its control, arising from any cause insured against under the standard form of fire insurance policy with all permissible extensions and endorsements covering additional periods or under any other policy of insurance carried by such waiving party in lien thereof. Such waivers shall be effective only so long as the same is permitted by each party's insurance carrier without the payment of additional premium.

      X. (a) No consent or waiver, express or implied, by the Landlord or the Tenant to or of any breach of any agreement or duty of the other shall be construed as a consent or waiver of any other breach of the same or any other agreement or duty. This agreement is the entire agreement between the parties and modification or alteration of this Lease shall be binding unless signed by both parties. This Lease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, and if any provisions shall to any extent be invalid, the remainder shall not be affected.

            (b) The following addresses for communications and payments, unless otherwise specified, by one party addressed to the other shall be sufficient: for the Landlord - 25 Moulton Street, Cambridge, Massachusetts; and for the Tenant - 61 Moulton Street, Cambridge, Massachusetts. Any communication, except payment of rent, which is not delivered personally and receipted, shall be deemed duly served if in writing, mailed by certified mail so addressed, postage prepaid, return receipt requested and such notices shall be deemed given when posted by the U.S. Postal Service.

            (c) The obligations and benefits of this Lease shall run with the land and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except that the Landlord shall be liable hereunder only for obligations and liabilities accruing or arising while, or out of facts or situations occurring while, the Landlord is the owner of the premises, and for indemnifications, obligations and liabilities incurred by the Landlord under or pursuant to the Lease provisions.

            (d) The Landlord agrees that the Tenant, upon paying rents and all other charges herein provided and performing the Tenant's agreements hereunder, shall lawfully and quietly hold, occupy and enjoy said demised premises during the term of this Lease or until the same is terminated as herein provided, and neither the Lease nor Tenant's right to remain in exclusive possession shall be affected or disturbed by reason of transfer of title to premises through foreclosure or otherwise or by reason of any Landlord default under any mortgage or deed of trust.

            (e) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all mortgages which now or hereafter affect the premises, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages, Landlord agrees to use reasonable efforts to obtain and deliver to Tenant following the execution of this Lease a so called non-disturbance and attornment agreement from the existing mortgages.

                  Landlord hereby represents and warrants to Tenant, as of the date of this Lease and as of the Commencement Date, that (i) Landlord is not in default under any mortgage which encumbers the premises, (ii) this Lease and the permitted uses hereunder do not and will not constitute a violation of any such mortgage, and (iii) all consents or approvals required by the terms of any such mortgage for this Lease have been duly obtained by the Landlord.

      XI. The Tenant shall have the right, at its expense, to install a sign or signs on the demised premises at such locations as may be reasonably necessary to make known the location of its business. Tenant shall obtain written consent of Landlord before erecting any sign, which consent shall not be unreasonably withheld. Upon termination of this Lease, Tenant shall promptly remove the said signs at its own expense and repair any damage to premises caused by the signs.

      XII. Landlord and Tenant represent and warrant to each other that the only brokers in this transaction are Spaulding & Slye Colliers and Peter Elliot Co., Inc. and that Landlord will pay the brokerage commission due said brokers as per the agreement between the Landlord and said brokers. Landlord and Tenant agree to defend and indemnify each other against any claims, losses, damages. liabilities or expenses (including reasonable attorney's fees) arising out of the breach of any of their respective foregoing representations.

      XIII. Landlord represents that in 1986 it engaged the services of a professional environmental engineering firm to conduct a so-called hazardous waste site assessment of the Premises. A copy has been provided to the Tenant. Landlord further represents, and Tenant acknowledges, that Landlord is engaging the services of a professional environmental engineering firm to update such 1986 site assessment. Since such update will require both a physical inspection of the premises as well as the testing and analysis of samples to be taken from some test well borings on the Premises, if necessary. Landlord estimates that it may take four to six weeks for such update to be completed. Upon Landlord's receipt of such update, Landlord shall deliver a copy thereof to Tenant. If such update shows no material change in condition of the premises, Landlord and Tenant agrees to rely on such update. If, however, such update discloses any material change in the condition of the premises the Landlord agrees to Indemnify Tenant with material change in condition as provided in Article V,
Section I. Said Indemnification shall apply only to any change in the condition of the premises up to December 9, 1991.

      XIV. The Tenant shall deliver to the Landlord within the time of the execution of the within Lease the sum of $11,250.00 as a deposit to secure perform of all covenants and payment of all sums due under the terms of the within Lease or the extensions or renewals thereof. At the conclusion of the Lease term or any extension thereof, Landlord shall be accountable to the Tenant regarding said security deposit and Landlord further agrees to pay interest on said sum at the rate of five percent (5%) per annum payable at the conclusion of the initial term of the Lease and if the within Lease is extended, interest shall be computed during such extended period and shall be paid at the end of said extended period.

WITNESS the execution hereof, in duplicate, under seal, all as of the day and year first above written.


                                    MOULTON REALTY COMPANY


                                    /s/ Michael J. Spinelli
                                    -----------------------------
                                    Michael J. Spinelli
                                    Trustee of M.R.C. Realty Trust


                                    /s/ Carol Ann Hickey
                                    -----------------------------
                                    Carol Ann Hickey


                                    /s/ Peter A. Spinelli
                                    -----------------------------
                                    Peter A. Spinelli, General Partner
                                    Spinelli Family Associates

                                    VIRUS RESEARCH INSTITUTE, INC.

                                    By: /s/ John W. Littlechild
                                        -------------------------
                                        John W. Littlechild
                                        Its President

                                   SCHEDULE A


                              [GRAPHIC: Plot Plan]


                                PLOT PLAN OF LAND
                                       IN
                                 CAMBRIDGE, MASS